Exhibit 99.1
CACI Reports Results for Its Fiscal 2023 Fourth Quarter and
Full Year and Issues Fiscal Year 2024 Guidance
Annual revenues of $6.7 billion, up 8% YoY
Annual net income of $384.7 million; Diluted EPS of $16.43, up 6% YoY
Annual adjusted net income of $440.9 million; Adjusted diluted EPS of $18.83, up 6% YoY
Annual EBITDA of $716.0 million and EBITDA margin of 10.7%, up 40 bps YoY
Annual contract awards of $10.1 billion and book-to-bill of 1.5x
Company committed to continued growth, strong margins, and healthy cash flow in Fiscal Year 2024

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government customers, announced results today for its fiscal fourth quarter and full year ended June 30, 2023, and issued guidance for fiscal year 2024.
“Our strong Fiscal Year 2023 financial performance is the result of the consistent execution of our strategy,” said John Mengucci, CACI President and Chief Executive Officer. “We delivered on our commitments of top-line growth, margin expansion, and healthy cash flow generation. We won significant new business, including enterprise-scale IT modernization work with the Air Force, exquisite cyber work in the intelligence community, and development of the Navy’s next-generation shipboard signals intelligence and electronic warfare platform. We deployed capital in a flexible and opportunistic manner to drive value for our shareholders. And we continued to invest in our business and our people to ensure CACI remains positioned to deliver on our commitments in Fiscal Year 2024 and beyond.”
Fourth Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	6/30/2023	6/30/2022	% Change
Revenues	$1,703.1	$1,642.3	3.7%
Income from operations	$148.8	$119.8	24.2%
Net income	$107.8	$93.0	15.9%
Adjusted net income, a non-GAAP measure[1]	$121.9	$107.4	13.5%
Diluted earnings per share	$4.68	$3.93	19.1%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$5.30	$4.54	16.7%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$185.7	$157.1	18.2%
Net cash provided by operating activities excluding MARPA[1]	$124.8	$152.4	-18.1%
Free cash flow, a non-GAAP measure[1]	$101.9	$116.6	-12.6%
Days sales outstanding (DSO)[2]	48	55
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended June 30, 2023 and 2022 exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was a reduction of 7 days and 8 days, respectively.
Revenues in the fourth quarter of fiscal year 2023 increased 4 percent year-over-year, driven by organic growth. The increase in income from operations was driven by higher revenues and gross profit. Diluted earnings per share and adjusted diluted earnings per share increased due to higher operating income, partially offset by higher interest expense. The decrease in cash from operations, excluding MARPA was driven primarily by higher tax payments.

Fourth Quarter Contract Awards
Contract awards in the fourth quarter totaled $2.3 billion, with nearly 70 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was awarded a seven-year single-award indefinite delivery indefinite quantity (IDIQ) mission technology contract, called Spectral, with a $1.2 billion ceiling for the U.S. Navy’s Naval Information Warfare Systems Command (NAVWAR). CACI recognized $600 million of award and backlog value based on current requirements in its fourth quarter of fiscal year 2023. CACI will utilize its industry-leading software development and electromagnetic spectrum capabilities to develop and deploy the Navy’s next-generation shipboard signals intelligence (SIGINT), electronic warfare (EW), and information operations (IO) weapon systems.
•CACI was awarded a five-year, single-award $209 million mission expertise prime contract by the U.S. Fleet Forces Command (USFFC) to provide global logistics and technical training support to Naval Forces Logistics (NFL). Under the expanded contract, CACI will continue to provide advanced mission software and modern capabilities needed to ensure readiness and decision advantage across all domains.
•CACI was awarded a five-year single-award, indefinite delivery indefinite quantity mission technology contract valued up to $125 million to continue providing vital full life cycle support for Command, Control, Computers, Communications, Cyber, Intelligence, Surveillance, and Reconnaissance (C5ISR) systems, including engineering and design, rapid prototyping, fabrication, and integration.
•CACI was awarded a five-year single-award, indefinite delivery indefinite quantity (IDIQ) mission expertise contract valued up to $76.3 million.
Total backlog as of June 30, 2023 was $25.8 billion compared with $23.3 billion a year ago, an increase of 11 percent. Funded backlog as of June 30, 2023 was $3.7 billion compared with $3.2 billion a year ago, an increase of 16 percent.
Additional Highlights
•CACI has been named to Forbes’ America’s Best Employers for Diversity 2023 for the second consecutive year. According to Forbes, companies were selected based on responses to an independent survey of more than 45,000 employees in the U.S. who work for companies with a minimum of 1,000 employees. Respondents answered questions regarding age, gender, ethnicity, disability, LGBTQIA+, and general diversity in their current workplace.
•CACI’s Bluestone Analytics and Torchlight AI (Torchlight) announced a strategic partnership to provide the DarkPursuit capability within the Torchlight Catalyst platform. This partnership will provide Torchlight customers, mainly Special Operations Forces (SOF), with safe and secure access to browse the open, deep, and dark web.

Fiscal Year Results

	Twelve Months Ended
(in millions, except earnings per share)	6/30/2023	6/30/2022	% Change
Revenues	$6,702.5	$6,202.9	8.1%
Income from operations	$567.5	$496.3	14.3%
Net income	$384.7	$366.8	4.9%
Adjusted net income, a non-GAAP measure[1]	$440.9	$421.7	4.6%
Diluted earnings per share	$16.43	$15.49	6.1%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$18.83	$17.81	5.7%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$716.0	$637.5	12.3%
Net cash provided by operating activities excluding MARPA[1]	$345.8	$769.8	-55.1%
Free cash flow, a non-GAAP measure[1]	$282.1	$695.2	-59.4%
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Revenues in fiscal year 2023 increased 8 percent year-over-year, driven by 6 percent organic growth as well as revenues from acquisitions completed during the prior year. The increase in income from operations was driven by higher revenues and gross profit. Diluted earnings per share and adjusted diluted earnings per share increased due to higher income from operations, partially offset by higher interest expense and a higher tax rate. The decrease in cash from operations, excluding MARPA, was driven by tax benefits in the prior year from method changes enacted at the end of fiscal year 2021, as well as higher tax payments primarily related to Section 174 of the Tax Cuts and Jobs Act of 2017.
Fiscal Year 2024 Guidance
The table below summarizes our fiscal year 2024 guidance and represents our views as of August 9, 2023.

(in millions, except earnings per share)	Fiscal Year 2024 Guidance
Revenues	$7,000 - $7,200
Adjusted net income, a non-GAAP measure[1]	$440 - $465
Adjusted diluted earnings per share, a non-GAAP measure[1]	$19.13 - $20.22
Diluted weighted average shares	23.0
Free cash flow, a non-GAAP measure[2]	at least $400
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Fiscal year 2024 free cash flow guidance assumes approximately $75 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release..
Conference Call Information
We have scheduled a conference call for 8:30 AM Eastern Time Thursday, August 10, 2023 during which members of our senior management will be making a brief presentation focusing on fourth quarter and full year results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI
At CACI International Inc (NYSE: CACI), our 23,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and technology to meet our customers’ greatest challenges in national security and government modernization. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.
There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	Daniel Leckburg, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7666, dleckburg@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	6/30/2023	6/30/2022	% Change	6/30/2023	6/30/2022	% Change
Revenues	$1,703,101	$1,642,261	3.7%	$6,702,546	$6,202,917	8.1%
Costs of revenues:
Direct costs	1,108,861	1,080,818	2.6%	4,402,728	4,051,188	8.7%
Indirect costs and selling expenses	410,135	406,409	0.9%	1,590,754	1,520,719	4.6%
Depreciation and amortization	35,309	35,197	0.3%	141,564	134,681	5.1%
Total costs of revenues	1,554,305	1,522,424	2.1%	6,135,046	5,706,588	7.5%
Income from operations	148,796	119,837	24.2%	567,500	496,329	14.3%
Interest expense and other, net	24,156	11,266	114.4%	83,861	41,757	100.8%
Income before income taxes	124,640	108,571	14.8%	483,639	454,572	6.4%
Income taxes	16,873	15,602	8.1%	98,904	87,778	12.7%
Net income	$107,767	$92,969	15.9%	$384,735	$366,794	4.9%

Basic earnings per share	$4.73	$3.97	19.1%	$16.59	$15.64	6.1%
Diluted earnings per share	$4.68	$3.93	19.1%	$16.43	$15.49	6.1%

Weighted average shares used in per share computations:
Weighted-average basic shares outstanding	22,795	23,415	-2.6%	23,196	23,446	-1.1%
Weighted-average diluted shares outstanding	23,012	23,647	-2.7%	23,413	23,677	-1.1%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	6/30/2023	6/30/2022
ASSETS
Current assets:
Cash and cash equivalents	$115,776	$114,804
Accounts receivable, net	894,946	926,144
Prepaid expenses and other current assets	199,315	168,690
Total current assets	1,210,037	1,209,638

Goodwill	4,084,705	4,058,291
Intangible assets, net	507,835	581,385
Property, plant and equipment, net	199,519	205,622
Operating lease right-of-use assets	312,989	317,359
Supplemental retirement savings plan assets	96,739	96,114
Accounts receivable, long-term	11,857	10,199
Other long-term assets	177,127	150,823
Total assets	$6,600,808	$6,629,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$45,938	$30,625
Accounts payable	198,177	303,443
Accrued compensation and benefits	372,354	405,722
Other accrued expenses and current liabilities	377,502	287,571
Total current liabilities	993,971	1,027,361

Long-term debt, net of current portion	1,650,443	1,702,148
Supplemental retirement savings plan obligations, net of current portion	104,912	102,127
Deferred income taxes	120,545	356,841
Operating lease liabilities, noncurrent	329,432	315,315
Other long-term liabilities	177,171	72,096
Total liabilities	3,376,474	3,575,888

Total shareholders’ equity	3,224,334	3,053,543
Total liabilities and shareholders’ equity	$6,600,808	$6,629,431

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Twelve Months Ended
	6/30/2023	6/30/2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$384,735	$366,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,564	134,681
Amortization of deferred financing costs	2,233	2,276
Loss on extinguishment of debt	—	891
Non-cash lease expense	69,400	69,382
Stock-based compensation expense	39,643	31,732
Deferred income taxes	(146,013)	9,570
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	32,081	(4,463)
Prepaid expenses and other assets	(43,568)	(13,605)
Accounts payable and other accrued expenses	(6,629)	80,874
Accrued compensation and benefits	(34,422)	(55,037)
Income taxes payable and receivable	10,997	187,854
Operating lease liabilities	(75,586)	(74,080)
Long-term liabilities	13,621	8,685
Net cash provided by operating activities	388,056	745,554

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(63,717)	(74,564)
Acquisitions of businesses, net of cash acquired	(14,462)	(615,508)
Other	2,462	923
Net cash used in investing activities	(75,717)	(689,149)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under bank credit facilities	3,238,000	2,508,595
Principal payments made under bank credit facilities	(3,276,625)	(2,508,542)
Payment of financing costs under bank credit facilities	—	(6,286)
Proceeds from employee stock purchase plans	10,225	9,728
Repurchases of common stock	(273,235)	(9,785)
Payment of taxes for equity transactions	(14,473)	(14,919)
Net cash used in financing activities	(316,108)	(21,209)
Effect of exchange rate changes on cash and cash equivalents	4,741	(8,423)
Net change in cash and cash equivalents	972	26,773
Cash and cash equivalents, beginning of year	114,804	88,031
Cash and cash equivalents, end of year	$115,776	$114,804

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Department of Defense	$1,263,390	74.2%	$1,175,521	71.6%	$87,869	7.5%
Federal Civilian agencies	353,828	20.8%	383,393	23.3%	(29,565)	-7.7%
Commercial and other	85,883	5.0%	83,347	5.1%	2,536	3.0%
Total	$1,703,101	100.0%	$1,642,261	100.0%	$60,840	3.7%

	Twelve Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Department of Defense	$4,817,470	71.9%	$4,331,327	69.8%	$486,143	11.2%
Federal Civilian agencies	1,533,295	22.9%	1,549,791	25.0%	(16,496)	-1.1%
Commercial and other	351,781	5.2%	321,799	5.2%	29,982	9.3%
Total	$6,702,546	100.0%	$6,202,917	100.0%	$499,629	8.1%
Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Cost-plus-fee	$999,947	58.8%	$959,664	58.4%	$40,283	4.2%
Fixed-price	503,053	29.5%	479,052	29.2%	24,001	5.0%
Time-and-materials	200,101	11.7%	203,545	12.4%	(3,444)	-1.7%
Total	$1,703,101	100.0%	$1,642,261	100.0%	$60,840	3.7%

	Twelve Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Cost-plus-fee	$3,896,725	58.1%	$3,632,359	58.6%	$264,366	7.3%
Fixed-price	2,023,968	30.2%	1,823,221	29.4%	200,747	11.0%
Time-and-materials	781,853	11.7%	747,337	12.0%	34,516	4.6%
Total	$6,702,546	100.0%	$6,202,917	100.0%	$499,629	8.1%
Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Prime contractor	$1,505,818	88.4%	$1,467,712	89.4%	$38,106	2.6%
Subcontractor	197,283	11.6%	174,549	10.6%	22,734	13.0%
Total	$1,703,101	100.0%	$1,642,261	100.0%	$60,840	3.7%

	Twelve Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Prime contractor	$5,973,700	89.1%	$5,564,922	89.7%	$408,778	7.3%
Subcontractor	728,846	10.9%	637,995	10.3%	90,851	14.2%
Total	$6,702,546	100.0%	$6,202,917	100.0%	$499,629	8.1%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Expertise	$803,249	47.2%	$763,763	46.5%	$39,486	5.2%
Technology	899,852	52.8%	878,498	53.5%	21,354	2.4%
Total	$1,703,101	100.0%	$1,642,261	100.0%	$60,840	3.7%

	Twelve Months Ended
(in thousands)	6/30/2023		6/30/2022		$ Change	% Change
Expertise	$3,091,372	46.1%	$2,869,317	46.3%	$222,055	7.7%
Technology	3,611,174	53.9%	3,333,600	53.7%	277,574	8.3%
Total	$6,702,546	100.0%	$6,202,917	100.0%	$499,629	8.1%
Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	6/30/2023	6/30/2022	$ Change	% Change
Contract Awards	$2,324,891	$1,544,460	$780,431	50.5%

	Twelve Months Ended
(in thousands)	6/30/2023	6/30/2022	$ Change	% Change
Contract Awards	$10,118,442	$7,107,824	$3,010,618	42.4%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Twelve Months Ended
	6/30/2023	6/30/2022	% Change	6/30/2023	6/30/2022	% Change
Net income, as reported	$107,767	$92,969	15.9%	$384,735	$366,794	4.9%
Intangible amortization expense	18,618	19,189	-3.0%	75,426	74,133	1.7%
Tax effect of intangible amortization[1]	(4,524)	(4,753)	-4.8%	(19,236)	(19,199)	0.2%
Adjusted net income	$121,861	$107,405	13.5%	$440,925	$421,728	4.6%

	Three Months Ended			Twelve Months Ended
	6/30/2023	6/30/2022	% Change	6/30/2023	6/30/2022	% Change
Diluted EPS, as reported	$4.68	$3.93	19.1%	$16.43	$15.49	6.1%
Intangible amortization expense	0.81	0.81	0.0%	3.22	3.13	2.9%
Tax effect of intangible amortization[1]	(0.19)	(0.20)	-5.0%	(0.82)	(0.81)	1.2%
Adjusted diluted EPS	$5.30	$4.54	16.7%	$18.83	$17.81	5.7%

				FY24 Current Guidance Range
(in millions, except per share data)				Low End		High End
Net income, as reported				$386	---	$411
Intangible amortization expense				72	---	72
Tax effect of intangible amortization[1]				(18)	---	(18)
Adjusted net income				$440	---	$465

				FY24 Current Guidance Range
				Low End		High End
Diluted EPS, as reported				$16.78	---	$17.87
Intangible amortization expense				3.13	---	3.13
Tax effect of intangible amortization[1]				(0.78)	---	(0.78)
Adjusted diluted EPS				$19.13	---	$20.22

(1)Calculation uses an assumed full year statutory tax rate of 25.5% and 25.9% on non-GAAP tax deductible adjustments for June 30, 2023 and 2022, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended
(in thousands)	6/30/2023	6/30/2022	% Change	6/30/2023	6/30/2022	% Change
Net income	$107,767	$92,969	15.9%	$384,735	$366,794	4.9%
Plus:
Income taxes	16,873	15,602	8.1%	98,904	87,778	12.7%
Interest income and expense, net	24,156	11,266	114.4%	83,861	41,757	100.8%
Depreciation and amortization expense, including amounts within direct costs	36,898	37,255	-1.0%	148,482	141,179	5.2%
EBITDA	$185,694	$157,092	18.2%	$715,982	$637,508	12.3%

	Three Months Ended			Twelve Months Ended
(in thousands)	6/30/2023	6/30/2022	% Change	6/30/2023	6/30/2022	% Change
Revenues, as reported	$1,703,101	$1,642,261	3.7%	$6,702,546	$6,202,917	8.1%
EBITDA	185,694	157,092	18.2%	715,982	637,508	12.3%
EBITDA margin	10.9%	9.6%		10.7%	10.3%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $200.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
(in thousands)	6/30/2023	6/30/2022	6/30/2023	6/30/2022
Net cash provided by operating activities	$152,102	$152,541	$388,056	$745,554
Cash used in (provided by) MARPA	(27,310)	(118)	(42,215)	24,242
Net cash provided by operating activities excluding MARPA	124,792	152,423	345,841	769,796
Capital expenditures	(22,873)	(35,822)	(63,717)	(74,564)
Free cash flow	$101,919	$116,601	$282,124	$695,232

(in millions)			FY24 Current Guidance
Net cash provided by operating activities			$490
Cash used in (provided by) MARPA			—
Net cash provided by operating activities excluding MARPA			490
Capital expenditures			(90)
Free cash flow			$400